FORM N-SAR
Exhibits 77Q1(e)

MAINSTAY FUNDS TRUST
811-22321
For Period Ended 10/31/2014

The following documents were previously filed with Post-Effective Amendment no. 68 to the Registrant’s registration statement filed on July 11, 2014, accession number 0001144204-14-042365

 Investment Advisory Contracts

1.	Amendment to the Amended and Restated Management Agreement dated July 11, 2014
2.	Subadvisory Agreement NYL Investors dated May 1, 2014
3.	Subadvisory Agreement Cushing Asset Management dated July 11, 2014

The following document was previously filed with Post-Effective Amendment no. 65 to the Registrant’s registration statement filed on April 24, 2014, accession number 0001144204-14-024680

 Investment Advisory Contracts

1.	Amendment to the Marketfield Subadvisory Agreement dated February 28, 2014

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